EXHIBIT 16

McGovern, Hurley, Cunningham, LLP
Chartered Accountants



March 28, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

      We were previously the independent public auditors for Altair International Inc. and, under the date of February 17, 2000 (except as to Note 17 which is as of April 7, 2000), we reported on the financial statements of Altair International Inc. and its consolidated subsidiaries as of December 31, 1999. On March 20, 2001, our appointment as independent public auditors was terminated.

      We have read the Company's statements included under Part (a) of "Item 4.Changes In and Disagreements With Accountants on Accounting and Financial Disclosure" in the Amendment No. 1 to Current Report on Form 8-K/A to which this letter is attached, and we agree with such statements, except we are not in a position to agree or disagree with the Company's statement that the change was recommended and approved by the board of directors and audit committee or that no consultations occurred between the Company and Deloitte & Touche LLP regarding the application of accounting principles or the type of opinion that might be rendered.

Very truly yours,

By: /s/ McGovern, Hurley, Cunningham LLP
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        McGovern, Hurley, Cunningham LLP